As filed with the Securities and Exchange Commission on December 18, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Zhongchao Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Nanxi Creative Center, Suite 216

841 Yan’an Middle Road

Jing’An District, Shanghai, China 200040

Tel: +86 21-32205987

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Wei Wang Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Phone: (212) 370-1300

Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 18, 2024

PROSPECTUS

Zhongchao Inc.

19,600,000 Class A Ordinary Shares

This prospectus relates to the resale, from time to time, of up to an aggregate of 19,600,000 Class A ordinary shares, par value US$0.001 per share (the “Class A Ordinary Shares”), consisting of (i) 10,000,000 Class A Ordinary Shares issued in the Private Placement (as defined below) and (ii) 9,600,000 Class A Ordinary Shares issued upon cashless exercise of certain warrants (the “Warrants”) of Zhongchao Inc., a Cayman Islands exempted company (“Zhognchao Cayman,” collectively with its subsidiaries, “we,” “us,” “our,” “our company,” the “Company,” or similar terms), which may be offered and sold from time to time by shareholders set forth in the “Selling Shareholders” section of this prospectus (the “Selling Shareholders”). The Selling Shareholders acquired the Class A Ordinary Shares and the Warrants pursuant to certain securities purchase agreements, dated as of November 14, 2024 (the “Securities Purchase Agreements”) by and among us and the purchasers named therein. The Class A Ordinary Shares and Warrants were issued to the Selling Shareholders in a private placement (the “Private Placement”) pursuant to an exemption from registration under the Securities Act of 1933, as amended, in reliance upon Regulation S promulgated thereunder. On December 12, 2024, the Company issued an aggregate of 9,600,000 Class A Ordinary Shares to the Selling Shareholders upon the cashless exercise of the Warrants pursuant to the terms of the Warrants.

The Selling Shareholders will receive all of the net proceeds from the sale of the Class A Ordinary Shares offered hereby. The Selling Shareholders may resell the Class A Ordinary Shares offered for resale through this prospectus to or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of these shares by the Selling Shareholders, but we will bear all costs, fees and expenses in connection with the registration of the Class A Ordinary Shares offered by the Selling Shareholders. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of the Class A Ordinary Shares offered for resale through this prospectus.

The Selling Shareholders will determine where they may sell the shares through public or private transactions at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. For information regarding the Selling Shareholders and the times and manner in which they may offer or sell Class A Ordinary Shares, see “Selling Shareholders” and “Plan of Distribution.”

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ZCMD.” As of December 16, 2024, the closing sale price of our Class A Ordinary Shares was US$2.06.

Zhongchao Cayman is an offshore holding company incorporated as an exempted company with limited liability in the Cayman Islands. Zhongchao Cayman is not a Chinese operating company, but a Cayman Islands holding company with no material operations of its own. Zhongchao Cayman, through the contractual arrangements (the “Contractual Arrangements”), between Beijing Zhongchao Zhongxing Technology Limited (“Zhongchao WFOE”), a wholly-owned subsidiary of Zhongchao Cayman incorporated in the People’s Republic of China (the “PRC” or “China”), and a variable interest entity (the “VIE”), Zhongchao Medical Technology (Shanghai) Co., Ltd. (“Zhongchao Shanghai”) and its subsidiaries (collectively with the VIE, the “PRC operating entities”), consolidate the financial results of the PRC operating entities. We chose such VIE structure due to the restrictions imposed by PRC laws and regulations on foreign ownership of companies engaged in value-added telecommunication services and certain other businesses, and the PRC operating entities operate their businesses in which foreign investment is restricted or prohibited in the PRC. For a description of the VIE contractual arrangements, see “Prospectus Summary — Our Corporate Structure — Contractual Arrangements between Zhongchao WFOE and Zhongchao Shanghai” starting on page 6 of this prospectus.

You are not investing in the PRC operating entities. The securities offered under this prospectus are securities of Zhongchao Cayman, the Cayman Islands holding company, rather than any securities of the PRC operating entities, therefore, our investors may never hold equity interests in the PRC operating entities. Neither we nor our subsidiaries own any share or equity interest in the PRC operating entities. Instead, we consolidate financial results of the PRC operating entities through the Contractual Arrangements by and among Zhongchao WFOE, the VIE and shareholders of the VIE. As a result of Zhongchao Cayman’s direct ownership in Zhongchao WFOE and the Contractual Arrangements, we treat the VIE and the VIE’s subsidiaries as the consolidated entities under U.S. GAAP. We have consolidated the financial results of the VIE and the VIE’s subsidiaries in our consolidated financial statements for accounting purposes in accordance with U.S. GAAP.

The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. As we chose such VIE structure, we are subject to certain unique risks and uncertainties that may not otherwise exist if we had direct equity ownership in the PRC operating entities. Further, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to, limitations on foreign ownership and regulatory review of overseas listings of PRC companies through a special purpose vehicle, and the validity and enforcement of the Contractual Arrangements. We are also subject to the risks of uncertainty of any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the operations of the PRC operating entities and/or cause the value of our securities to decrease significantly or become worthless. As of the date of this prospectus, the agreements under the Contractual Arrangements have not been tested in any courts of law. See “Prospectus Summary - Permission Required from the PRC Authorities for Our and PRC Operating Entities’ Operation in China” starting on page 11 of this prospectus, and “Item 3. Key Information D. Risk Factors - We depend upon the VIE Arrangements in consolidating the financial results of the PRC operating entities, which may not be as effective as direct ownership” in our most recent annual report on Form 20-F filed on April 30, 2024 (the “Annual Report”) and “Risk Factors – We conduct our business through Zhongchao Shanghai and its subsidiaries by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected, and our securities may decline in value or become worthless. In addition, changes in such PRC laws and regulations may materially and adversely affect our business” on page 22 of this prospectus.

We face risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments. The Chinese government may intervene or influence the operation of the PRC operating entities and exercise significant oversight and discretion over the conduct of the PRC operating entities’ business and may intervene or influence the operations of the PRC operating entities at any time, which could result in a material change in the operations of the PRC operating entities and/or the value of our securities. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such as us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations may be quick with little advance notice and could have a material adverse effect on the PRC operating entities’ business and the value of our securities” starting on page 23 of this prospectus, and “—The Chinese government exerts substantial influence over the manner in which the PRC operating entities must conduct their business activities. We are currently not required to obtain approval from Chinese authorities to list or continue to list on U.S. exchanges nor for the execution of VIE agreements, however, if the VIE or the holding company were required to obtain approval and were denied permission from Chinese authorities to list or continue to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange or continue to offer securities to investors, which could materially affect the interest of the investors and cause the value of our securities to significantly decline or be worthless” starting on page 23 of this prospectus.

The PRC government has initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. Under the Trial Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Trial Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, in the opinion of our PRC legal counsel, Han Kun Law Offices, we are required to go through filing procedures with the CSRC within three business days after the completion of the Private Placement and for our future offerings under the Trial Measures. On November 22, 2024, we submitted initial filing documents to the CSRC in connection with the Private Placement (“CSRC Filings”) and they are currently under review of the CSRC.

As the Trial Measures were newly published, there are substantial uncertainties as to the implementation and interpretation, and how they will affect our current listing, and future offering or financing. If we are required by the Trial Measures for any future offering or any other financing activities to file with the CSRC, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to the business operations of the PRC operating entities, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless. See “Risk Factors – We are required to complete filing procedures with the CSRC in connection with the offerings in connection with this registration statement, it is uncertain whether such filing can be completed or how long it will take to complete such filing.” starting on page 26 of this prospectus.

As of the date of this prospectus, in the opinion of our PRC legal counsel, Han Kun Law Offices, other than the aforementioned CSRC Filings that were initiated by us and are under review of the CSRC, no relevant PRC laws or regulations in effect require that we or the PRC operating entities obtain permission from any PRC authorities to issue securities to foreign investors, and neither we nor the PRC operating entities have received any inquiry, notice, warning, sanction, or any regulatory objection to the offering in connection with this registration statement from the CSRC, the CAC (as defined below), or any other PRC authorities that have jurisdiction over our operations.

In the opinion of our PRC counsel, Han Kun Law Offices, neither we nor the PRC operating entities are required to voluntarily report for a cybersecurity review with the Cyberspace Administration of China ( the “CAC”) under the Cybersecurity Review Measures which became effective on February 15, 2022, since neither we nor any of the PRC operating entities have not been identified by the regulatory authorities as a critical information infrastructure operator, and neither we nor any of the PRC operating entities currently have over one million users’ personal information nor do we anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us , our subsidiaries or the PRC operating entities to the Cybersecurity Review Measures. However, given that the Cybersecurity Review Measures do not provide explanation or interpretation for ‘affect or may affect national security’, the PRC regulatory authorities retain broad discretion in interpreting this provision. Should the authorities determine, at their discretion, that our data processing activities affect or may affect national security, we may be subject to a cybersecurity review. Notwithstanding this, as of the date of this prospectus, we have not been involved in any cybersecurity review or investigation by the CAC or other authorities with respect to the Cybersecurity Review Measures. Furthermore, the data processed by us or the PRC operating entities has not been included in the effective core data and important data catalogs by any authority, and we have taken reasonable and adequate technical and management measures to ensure data security. In light of these circumstances, in the opinion of our PRC counsel, Han Kun Law Offices, the likelihood of us being subject to a cybersecurity review is remote.

On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration have not been fully implemented as of the date of this prospectus and will become effective on January 1, 2025. Network data processing activities refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data. Network data processing activities refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data.

As of the date of this prospectus, the MDMOOC online platform has approximately 194,700 registered users, and we and the PRC operating entities currently do not hold more than one million users/users’ individual information. However, we or the PRC operating entities may be deemed as a data processor under the Regulations on Network Data Security Administration. As of the date of this prospectus, we or the PRC operating entities have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review. See “Prospectus Summary – Permission Required from the PRC Authorities to Issue Our Securities to Foreign Investors.”

As of the date hereof, in the opinion our PRC legal counsel, Han Kun Law Offices, we are in compliance with the applicable PRC laws and regulations governing the data privacy and personal information in all material respects, including the data privacy and personal information requirements of CAC, and we have not received any complaints from any third party, or been investigated or punished by any PRC competent authority in relation to data privacy and personal information protection. However, as there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, we may not be able to pass such review. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations.

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed and does not have to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination such that we would become subject to the HFCA Act, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. See “Item 3. Key Information—D. Risk Factors — The recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” in the Annual Report.

Marcum Asia CPAs LLP (“MarcumAsia” formerly known as “Marcum Bernstein & Pinchuk LLP”) was our auditor for the financial statements for the fiscal year ended December 31, 2021. The Company then appointed Prager Metis CPAs, LLC (“Prager Metis”) as the independent registered public accounting firm. Prager Metis replaced MarcumAsia, which the Company dismissed effective as of September 27, 2022. Both MarcumAsia and Prager Metis are headquartered in New York, New York, registered with PCAOB and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Neither our former auditor, MarcumAsia, nor our current auditor, Prager Metis, was/is headquartered in mainland China or Hong Kong or was identified in the Determination Report as a firm subject to the PCAOB’s determination.

We intend to keep any future earnings to re-invest in and finance the expansion of the business of the PRC operating entities, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts due in the ordinary course of business. Cash proceeds raised from overseas financing activities, including the cash proceeds from the Private Placement, may be transferred by Zhongchao Cayman to Zhongchao Group Limited, a Hong Kong company (“Zhongchao HK”), and then transferred to Zhongchao WFOE via capital contribution or shareholder loans, as the case may be. Cash proceeds may flow to the VIE from Zhongchao WFOE pursuant to certain contractual agreements between Zhongchao WFOE and the VIE as permitted by the applicable PRC regulations. The process for sending such proceeds back to mainland China may be time-consuming. We may be unable to use these proceeds to grow the business of the PRC operating entities until the PRC operating entities receive such proceeds in mainland China. Any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or capital contribution, are subject to PRC regulations.

As a holding company, for Zhongchao Cayman’s cash and financing requirements, Zhongchao Cayman may rely on transfer of funds, dividends and other distributions on equity paid by Zhongchao HK, which relies on transfer of funds, dividends and other distributions by Zhongchao WFOE, which relies on payment by the PRC operating entities pursuant to the Contractual Arrangement. If any of these entities incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends, make distribution or transfer funds to Zhongchao Cayman. See “Prospectus Summary – Dividend Distributions or Transfers of Cash among the Holding Company, Its Subsidiaries, and the Consolidated VIE” on page 12 of this prospectus.

Zhongchao Cayman and Zhongchao WFOE are not able to make direct capital contribution to the VIE. However, they may transfer cash to the VIE in the form of loans or advances or by making payments to the VIE for inter-group transactions. For the year ended December 31, 2023, 2022 and 2021, Zhongchao Cayman made cash transfers of $0.1 million, $1.5 million and $3.4 million, respectively, to Zhongchao USA LLC (“Zhongchao USA”) as loans. See “Consolidated Financial Statements” included in our Annual Report. Except as otherwise disclosed above, for the years ended December 31, 2023, 2022 and 2021, no other cash transfer or transfer of other assets have occurred between Zhongchao Cayman, its subsidiaries, the consolidated VIE and the subsidiaries of the VIE. For the years ended December 31, 2023, 2022 and 2021, none of our subsidiaries, the consolidated VIE, or the subsidiaries of the VIE have made any dividends or distributions to Zhongchao Cayman. For the years ended December 31, 2023, 2022 and 2021, no dividends or distributions have been made to any U.S. investors.

We plan to distribute earnings or settle amounts owed under the Contractual Arrangements with the VIE when required in the future. As of the date of this prospectus, none of Zhongchao HK, Zhongchao WFOE and the PRC operating entities have made any dividends to Zhongchao Cayman. As of the date of this prospectus, we have not made any dividends or distributions to any U.S. investors. As of the date of this prospectus, Zhongchao Cayman and its subsidiaries, as well as the PRC operating entities have not adopted or maintained any other cash management policies and procedures, and each entity needs to comply with applicable law or regulations with respect to transfer of funds, dividends and distributions with other entities.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets.Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if any of our subsidiaries in the PRC and the PRC operating entities incurs debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from the PRC operating entities’ operations through the current Contractual Arrangements, we may be unable to pay dividends on our Class A Ordinary Shares. See “Risk Factors – “To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” in this prospectus and “Item 3. Key Information—D. Risk Factors — Governmental control of currency conversion may limit our ability to use our revenues effectively and the ability of our PRC subsidiaries to obtain financing” in the Annual Report.

The transfer of funds among the PRC operating entities are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Amendment Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. In the opinion of our PRC counsel, Han Kun Law Offices, the Provisions on Private Lending Cases does not prohibit using cash generated from one PRC operating entity to fund another affiliated PRC operating entity’s operations. We or the PRC operating entities have not been notified of any other restriction which could limit the PRC operating entities’ ability to transfer cash among each other. In the future, cash proceeds from overseas financing activities, including the Private Placement, may be transferred by Zhongchao Cayman to Zhongchao HK, and then transferred to Zhongchao WFOE via capital contribution or shareholder loans, as the case may be. Cash proceeds may flow to Zhongchao Shanghai from Zhongchao WFOE pursuant to the Contractual Arrangements between Zhongchao WFOE and Zhongchao Shanghai as permitted by the applicable PRC regulations. For more details, see “Prospectus Summary — Dividend Distributions or Transfers of Cash among the Holding Company, Its Subsidiaries, and the PRC Operating Entities” starting on page 12 of this prospectus.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. In order for us to pay dividends to our shareholders, we will rely on payments made from Zhongchao Shanghai to Zhongchao WFOE, pursuant to the Contractual Arrangements between them, and the distribution of such payments to Zhongchao HK as dividends from Zhongchao WFOE. Certain payments from Zhongchao Shanghai to Zhongchao WFOE are subject to PRC taxes, including business taxes and value added tax.

Further, any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or as a capital contribution, are subject to PRC regulations. Capital contributions to our PRC subsidiaries are subject to the report to the Ministry of Commerce of the People’s Republic of China, or the MOFCOM, in its local branches and registration with a local bank authorized by the China’s State Administration of Foreign Exchange, or the SAFE. Any foreign loan procured by our PRC subsidiaries is required to be registered or filed with the SAFE or its local branches or satisfy relevant requirements as provided by the SAFE. Any medium- or long-term loan to be provided by us to the VIEs must be registered with the National Development and Reform Commission, or the NDRC, and the SAFE or its local branches. We may not be able to obtain these government approvals or complete such registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds of our financing activities and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of the initial public offering or any subsequent offerings to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in the Annual Report.

Zhongchao Cayman is a Cayman Islands company and consolidates the financial results of the PRC operating entities through the Contractual Arrangement. The substantially all of the operations and assets of the PRC operating entities are located in China. In addition, our management consists of five executive officers who are all located in China and three independent directors, among which two (Mr. John C. General and Mr. Kevin Dean Vassily) are located in the United States and one (Ms. Dan Li) is located in China. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce the U.S. courts judgments including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, none of whom (except two independent director) are residents in the United States, and whose significant assets are located outside the United States. See “Risk Factors – You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in mainland China against us based on Hong Kong or other foreign laws, and the ability of U.S. authorities to bring actions in China may also be limited” starting on page 26 of this prospectus.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Controlled Company” on page 19 of this prospectus for additional information.

The information contained or incorporated in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 22 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, and any other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [_], 2024.

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ABOUT THIS PROSPECTUS

You should carefully read this prospectus and the information described under the heading “Where You Can Find More Information.” Neither we nor the Selling Shareholders have authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this prospectus, including in any of the materials that have been incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus.

You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information that has been incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires,

●	All references to “RMB,” “yuan” and “Renminbi” are to the legal currency of China, all references to “HKD” is to the legal currency of Hong Kong, and all references to “USD,” and “U.S. dollars” are to the legal currency of the United States;

●

all references to “Zhongchao,” “we,” “us,” “our,” “the Company,” “the “Registrant” or similar words refer to Zhongchao Inc., together with our subsidiaries. In the context of describing our consolidated financial information, the terms “we,” “us,” “our company,” “our,” “Zhongchao” and “Zhongchao Cayman” refer to Zhongchao Inc., a Cayman Islands exempted company, and its subsidiaries, consolidated affiliated companies and the PRC operating entities, as the context required;

●	“Beijing Boya” refers to Beijing Zhongchao Boya Medical Technology Co., Ltd., a PRC company;

●	“Beijing Yisuizhen” refers to Beijing Yisuizhen Technology Co., Ltd., a PRC company;

●	“China” and “PRC” refer to the People’s Republic of China, including Hong Kong, the special administrative region of Macau and Taiwan, and “China” or the “PRC” exclude Taiwan, Hong Kong, and the special administrative region of Macau when we are referencing to specific laws and regulations adopted by the PRC and other specific legal or tax matters in the PRC in this prospectus; given the PRC government’s authority and oversight may extend to Hong Kong, the legal and operational risks associated with operating in China also apply to operations in Hong Kong;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares, $0.001 par value per share, in the capital of the Company;

●	“Class B Ordinary Shares” refers to the Class B ordinary shares, $0.001 par value per share, in the capital of the Company;

●	“Contractual Arrangements” refers to the contractual arrangements between Zhongchao WFOE and Zhongchao Shanghai and its subsidiaries;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“Hainan Muxin” refers to Hainan Muxin Medical Technology Co., Ltd., a PRC company.

●	“Liaoning Zhixun” refers to Zhixun Internet Hospital (Liaoning) Co., Ltd., a PRC company.

●	“Maidemu Health” refers to Shanghai Maidemu Health Management Co., Ltd., a PRC company.

●	“Ordinary Shares” refers to Class A Ordinary Shares and Class B Ordinary Shares, collectively;

●	“Private Placement” refers to the private placement offering conducted by the Company that closed on November 19, 2024;

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended;

●	“Securities Purchase Agreements” refers to those certain securities purchase agreements, dated as of November 14, 2024, by and among us and the purchasers named therein;

●	“Shanghai Huijing” refers to Shanghai Huijing Information Technology Co., Ltd., a PRC company;

●	“Shanghai Jingyi” or “Shanghai Zhongxin” refers to Shanghai Zhongxin Medical Technology Co., Ltd, a PRC company, which was formerly known as Shanghai Jingyi, or Shanghai Jingyi Medical Technology Co., Ltd., a PRC company and changed to its current name as Shanghai Zhongxin on November 16, 2020.

●	“Shanghai Maidemu” refers to Shanghai Maidemu Cultural Communication Corp., a PRC company;

●	“Shanghai Xingzhong” refers to Shanghai Xingzhong Investment Management LP, a PRC company;

●	“Shanghai Xinyuan” refers to Shanghai Xinyuan Human Resources Co., Ltd., a PRC company;

●	“Shanghai Zhongxun” refers to Shanghai Zhongxun Medical Technology Co., Ltd., a PRC company;

●	“Warrants” refers to the warrants exercisable for Class A Ordinary Shares, issued to the Selling Shareholders pursuant to the Securities Purchase Agreements;

●	“West Angel” refers to West Angel (Beijing) Health Technology Co., Ltd., a PRC company.

●	“Xinjiang Pharmaceutical” refers to Chongqing Xinjiang Pharmaceutical Co., Ltd., a PRC company.

●	“Zhongchao BVI” refers to Zhongchao Group Inc., a British Virgin Island company;

●	“Zhongchao HK” refers to Zhongchao Group Limited, a Hong Kong company;

●	“Zhongchao Shanghai” refers to Zhongchao Medical Technology (Shanghai) Co., Ltd., a PRC company;

●	“Zhongchao USA” refers to Zhongchao USA LLC, a United States company; and

●	“Zhongchao WFOE” refers to Beijing Zhongchao Zhongxing Technology Limited, a PRC company.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained in or incorporated by reference into this prospectus and in the applicable prospectus supplement. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

Investors are cautioned that the securities offered under this prospectus are securities of Zhongchao Cayman, our Cayman Islands holding company, which is not a PRC operating company nor does it have any substantive business operations. Zhongchao Cayman conducts business in China through its subsidiaries and affiliated entities.

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Overview

We are not a Chinese operating company, but an offshore holding company incorporated in the Cayman Islands as an exempted company with limited liability. As a holding company with no material operations of our own, we consolidate the financial results of the PRC operating entities through a series of the Contractual Arrangements. Neither we nor our subsidiaries own any equity interests in the PRC operating entities.

We conduct our operations primarily through our PRC operating entities in China, which are described in further detail below. We generate revenues by providing customized online medical courses, customized on-site medical training services, consulting and academic support services and patient management services for patient-aid projects to pharmaceutical and healthcare enterprises and not-for-profit organizations, including medical associations, medical institutions, medical journals, medical foundations and hospitals. We also generate revenues from sales of pharmaceutical products in the PRC.

Our Class A Ordinary Shares currently trading on Nasdaq are the shares of the offshore holding company, Zhongchao Cayman. You are not investing in the PRC operating entities. Instead, we consolidate financial results of Zhongchao Shanghai as primary beneficiary through the Contractual Arrangements.

Zhongchao Shanghai is a platform-based internet technology company and together with its subsidiaries, are offering services to patients with oncology and other major diseases in China. The PRC operating entities address the patient’s needs along their journey of symptoms occurrence, medical consultations, medication prescriptions, medication management, and treatment consultations. The PRC operating entities provide to their pharmaceutical enterprises and not-for-profit organization customers services including: online healthcare information, professional training and educational services to healthcare professionals, patient management services in the professional field of tumor and rare diseases, internet healthcare services and pharmaceutical services. The PRC operating entities also provide healthcare educational content to the public via their “Sunshine Health Forums,” which is a platform in China for general healthcare knowledge and information to the public. The PRC operating entities also engage in sales of patent drugs in China.

The PRC operating entities provide healthcare information, education, and training services to healthcare professionals under their “MDMOOC” brand. The PRC operating entities provide focused patient management services, via their “Zhongxun” IT system and WeChat mini program and Zhongxin Health WeChat mini program, to their pharmaceutical enterprises and not-for-profit organization customers.

The PRC operating entities established Xinjiang Pharmaceutical, a PRC company, aiming at realizing medications accessibility and affordability for patients. Xinjiang Pharmaceutical plans to cooperate with Zhixun Internet Hospital and other internet hospitals to build a 2B2C (to business and to customer) pharmaceutical procurement platform and streamline the delivery of medications from pharmaceutical factories to retail ends.

MDMOOC-Healthcare Information, Education, and Training for Professionals

The MDMOOC Online Platform

The MDMOOC online platform which is owned and operated by Zhongchao Shanghai and can be accessed through various channels, including MOOC mobile app, MOOC Medical WeChat subscription account, and MDMOOC website, where users can access our rich media content and engaging Community of Practice Share (COPS) on the MDMOOC website.

MOOC Mobile App

The MOOC mobile app serves as a one-stop destination where the PRC operating entities offer users relevant healthcare knowledge and study insights, assist them along their journey to obtain knowledge and information they are searching for in a supportive community, and allow them to review and test their understanding of courses by participating in the Practice Improvement (PI) system.

When users open the MOOC mobile app, they will immediately see featured banners that display academic courses, open classes, case library, and practice improvement courses. As users scroll down, courses that are most popular among healthcare professionals, courses recommended by the PRC operating entities’ medical editors, and the latest healthcare news appear. Users can also explore various medical courses by medical specialty and subject areas. Opening Course is a collection of video courses of various medical fields and topics. The courses are often presented by medical experts. Most of the courses are free to users.

In addition to providing training and education courses through the platforms, the PRC operating entities have been engaged by certain customers on a project basis to establish individual columns (created based on different diseases) on the MDMOOC online platform to provide training and knowledge of certain drug treatment for healthcare professionals and patients. Most of the drug treatments are cancer-related or rare disease-related. The PRC operating entities also plug in supplemental features, to manage the drug treatment including reviewing patients’ applications, tracking their usage of drugs, and collecting related information (such programs with new plug-in features are hereinafter referred as the “patient-aid projects”).

As of the date of this prospectus, we have created nearly 22 courses for cancer-related drug treatment, including drug treatment for lung cancer, liver cancer, and extended blood cancer, and four columns for drug treatment of rare diseases, including drug treatment for pulmonary fibrosis, multiple sclerosis, systemic lupus erythematosus, Crohn’s disease and skin diseases. The total number of patients covered under these patient-aid projects has reached nearly 125,970 by the end of 2023.

MDMOOC WeChat Subscription Account

WeChat subscription account provides a new means for media and individuals to disseminate information, building enhanced communication with readers and improving management efficiency. The subscription account also facilitates discovery and use of services and products. By complementing fully-functional apps, it contributes to increased user engagement and traffic.

The MDMOOC WeChat subscription account features similar interfaces and functions as the MOOC mobile app. It serves as additional access points to the PRC operating entities’ platform.

MDMOOC Website

Users can access online healthcare information, education and training content and the services through the PRC operating entities’ website, www.mdmooc.org. As more internet users shift to mobile ends, the MDMOOC website mainly serves a comprehensive knowledge base targeting users who are in the process of researching for specific medical courses, articles, or news.

The MDMOOC website was designed to meet the needs of their users in a personalized and easy-to-use manner. The PRC operating entities plan to expand into new medical specialty areas that appeal to their current users base and attract new users. The PRC operating entities’ objective is to be the category leader in each of their medical specialty areas by delivering the highest quality specialty-based content and selectively acquiring other high-quality medical specialty Websites. As part of this strategy, the PRC operating entities will (1) work with more medical associations to produce programs and courses to meet the need of healthcare professionals; (2) expand their R&D team and provide more support to their self-developed courses; (3) cooperate with international continuing medical education providers to improve the quality and diversity of their courses; and (4) expand their new media team to create and provide high-quality online courses for mobile users.

The MDMOOC Onsite Activities

In addition to their online presence, the PRC operating entities also hold onsite activities to provide healthcare information and education services from time to time under their “MDMOOC” brand. The PRC operating entities’ onsite activities provide their healthcare professionals with medical knowledge and clinical skills and enhance their professional competitiveness. Also, many of their onsite activities were accompanied with live steaming, which are uploaded to the MDMOOC online platform.

The PRC operating entities believe the offering of a combination of online and onsite services provides the greatest convenience to their end-users. By expanding the choices of healthcare education, the PRC operating entities believe they enhance the overall learning experience of their end-users.

New Plug-in to Certain Programs- Assistance in Patient-Aid Projects

The PRC operating entities have been engaged by certain customers on a project basis to create individual columns on the MDMOOC online platform to provide training and educational contents on certain drug treatment for healthcare professionals and patients. Most of these drug treatments focus on cancer or rare diseases. The PRC operating entities develop these online columns to help qualified patients access free drug treatments provided by not-for-profit organizations until the earlier of the expiration of contract period or the free drugs treatment programs are complete. For each column, the PRC operating entities integrate features to manage the drug treatment process, including reviewing patients’ applications, tracking medication usage, and collecting relevant information. Our not-for-profit organization customers provide those drugs sponsored by pharmaceutical companies without charge to qualified patients and the PRC operating entities charge those customers on the services in connection with the online columns and related training and management. The PRC operating entities believe that, by helping to manage patients’ medication habits and training patients on how to use medications, the online columns not only facilitate the clinical application of those drugs, but also benefit patients.

Sunshine Health Forums-Healthcare Information and Education for the Public

The PRC operating entities aim not only to provide continuing education and training for healthcare professionals but also to promote healthy lifestyles and provide healthcare knowledge to the general public. In order to achieve that, the PRC operating entities have developed and operate the Sunshine Health Forums, an online education-for-all platform that shares articles and content on healthcare and wellness, medical behavior interventions, and emerging health technologies and applications. The PRC operating entities have also developed the Sunshine Health Forum WeChat subscription account, and the official website, Sunshine Health Forum.org, both of which serve as gateways to leading media platforms with which the PRC entities maintain strategic partnerships. These strategic relationships enhance the efficiency and effectiveness of the information delivery to users. The PRC operating entities have organized one school for each disease to make it easier for the general public to obtain information they would like to know. The PRC operating entities have established presence on several prominent we-media platforms, including but not limited, Toutiao.com, WeChat official accounts platform, Yidianzixun.com, Douyin.com, CN-Healthcare.com, iQiyi, Youku, and Huoshan.com.

Zhongxin Health Patient Management Services in Patient-aid Projects

The PRC operating entities utilize their self-developed patient management system, branded as “Zhongxin Health” to provide patient management services to pharmaceutical and non-for-profits customers supporting the management of patients with cancer, rare diseases or other major diseases.

Cancer patients, in particular, face various changes during treatments, including issues with dosing punctuality, incorrect dosage, missed doses, drug interactions, and adverse reaction management. If these challenges are not solved, the treatment process will be negatively affected, undermining patients’ confidence in treatment and potentially affecting the effectiveness of the treatment. To address these medication-related challenges in a timely manner and promote treatment continuity, the PRC operating entities developed and designed the Zhongxin Health mini program which offers a range functions. The program can automatically remind patients to take medications and follow precautions based on their specific types of cancer and medication schedule. It also provides general self-care information to help patients manage potential adverse reactions, offering timely advice tailored to specific side effects they experience during treatment. Additionally, the program could improve patients’ self-management ability through various illustrations and video courses. Utilizing the program, patients can customize and self-manage their medication regime based on cancer type and treatment schedule, which helps improve patients’ confidence in the treatment process.

Xinjiang Pharmaceutical Drug Retail Services

Xinjiang Pharmaceutical was established with a goal to improve medication accessibility and affordability for patients. The company has partnered with Zhixun Internet Hospital and other internet hospitals to build a 2B2C (to business and to customer) pharmaceutical procurement platform and streamline the delivery of medications from pharmaceutical manufactures to retail outlets. This approach enables Xinjiang Pharmaceutical to provide high quality, cost-effective domestic and international drugs, improving drug accessibility and lowering medication costs.

Since the beginning of 2022, embracing the development opportunity of a series of investment promotion of pharmaceutical industry initiated by the Chongqing government, Xinjiang Pharmaceutical has experienced rapid growth. Xinjiang Pharmaceutical has obtained several key licenses, including a Pharmaceutical Trade License, a Medical Device Trade License, and Qualification Certificate for Drug Information Service over the Internet, among others. Xinjiang Pharmaceutical plans to engage in pharmaceutical import and export trade, original equipment manufacturer (OEM)production, medical consumables operation, and pharmaceutical internet services, with an aim to continuously expand its industry and supply chains in China’s pharmaceutical market. Meanwhile, it remains committed to becoming a competitive, technology-based pharmaceutical service enterprise.

Recent Developments

On July 5, 2023, the Company held an annual general meeting of shareholders at which shareholders, among other things, passed a special resolution to amend and restate the Company's memorandum and articles of association, pursuant to which each holder of Class B Ordinary Shares became entitled to one hundred (100) votes for each Class B Ordinary Shares held. Each shareholder of the Company’s Class A Ordinary Shares remains entitled to one (1) vote for each Class A Ordinary Share held.

On February 20, 2024, the Company held an extraordinary general meeting of shareholders at which shareholders resolved that: (a) with effect upon the commencement of the second business day following the extraordinary general meeting or such later date as the Company's board of directors may determine, that the authorized, issued, and outstanding shares of the Company be consolidated and divided by consolidating: (i) every ten (10) Class A Ordinary Shares with a par value of US$0.0001 each into one (1) Class A Ordinary Share with a par value of US$0.001 each; and (ii) every ten (10) Class B Ordinary Shares with a par value of US$0.0001 each into one (1) Class B Ordinary Share with a par value of US$0.001 each, with such consolidated shares having the same rights and being subject to the same restrictions (save as to par value) as the previously existing shares of such class (the “Share Consolidation”); (b) subject to and immediately following the Share Consolidation being effected, the authorized share capital of the Company be increased from US$50,000 divided into 45,000,000 Class A Ordinary Shares with a par value of US$0.001 each and 5,000,000 Class B Ordinary Shares with a par value of US$0.001 each to US$500,000 divided into 450,000,000 Class A Ordinary Shares with a par value of US$0.001 each and 50,000,000 Class B Ordinary Shares with a par value of US$0.001 each (the “Share Capital Increase”); and (c) subject to the Share Consolidation and the Share Capital Increase being approved and effected, the Company adopt an amended and restated memorandum and articles of association in substitution for, and to the exclusion of, the Company’s existing memorandum and articles of association, to reflect corrected typographical corrections, the Share Consolidation and the Share Capital Increase.

The Share Consolidation and the Share Capital Increase were subsequently effected, and the Company's memorandum and articles of association were amended and restated, on February 29, 2024. Beginning with the opening of trading on February 29, 2024, the Company’s Class A Ordinary Shares began trading on a post-Share Consolidation basis on the Nasdaq Capital Market under the same symbol “ZCMD,” but under a new CUSIP number of G9897X115.

October Offering

On October 1, 2024, the Company entered into certain securities purchase agreements with investors (collectively, the “October Purchase Agreements”) providing for the issuance and sale by the Company of an aggregate of 3,094,000 Class A Ordinary Shares in a registered direct offering (the “October Offering”) pursuant to a prospectus supplement dated October 1, 2024, and a prospectus dated December 17, 2021, which is part of a registration statement on Form F-3 (File No. 333-256190) that was declared effective by the Securities and Exchange Commission on December 17, 2021. On October 2, 2024, the Company consummated the October Offering and issued the shares to the investors at a price of $0.30 per share, generating the gross proceeds to the Company in the total amount of $928,200. The Company did not retain an underwriter or placement agent with respect to the October Offering.

Private Placement

On November 14, 2024, the Company entered into the Securities Purchase Agreements with the Purchasers in connection with the issuance and sale of (i) an aggregate of 10,000,000 Class A Ordinary Shares and (ii) Warrants to purchase an aggregate of 40,000,000 Class A Ordinary Shares at an exercise price of $1.80 per share with respect to 50% of the Warrants and an exercise price of $2.00 per share with respect to the other 50% of the Warrants, subject to adjustment as provided therein, for an aggregate purchase price of $3,000,000. The Warrants became exercisable for cash or on a cashless basis upon issuance and will expire one year after the issuance date. On November 19, 2024, the parties closed the Private Placement. The Company intends to use the net proceeds from the Private Placement for working capital purposes.

On December 12, 2024, the Company issued an aggregate of 9,600,000 Class A Ordinary Shares to the Selling Shareholders upon the cashless exercise of the Warrants pursuant to the terms of the Warrants. As of the date of this prospectus, no Warrants remain outstanding.

Our Corporate History and Structure

Zhongchao Cayman is a holding company incorporated on April 16, 2019, under the laws of the Cayman Islands. Zhongchao Cayman has no substantive operations other than holding all of the issued and outstanding shares of Zhongchao BVI, established under the laws of the British Virgin Islands on April 23, 2019.

Zhongchao BVI is also a holding company holding all of the outstanding equity of Zhongchao HK, which was established in Hong Kong on May 14, 2019. Zhongchao HK is also a holding company holding all of the outstanding equity of Zhongchao WFOE, which was established on May 29, 2019 under the laws of the PRC.

We conduct our business through the VIE, Zhongchao Shanghai, a PRC company, and through 11 subsidiaries of Zhongchao Shanghai, including Shanghai Zhongxun, Shanghai Zhongxin, Maidemu Health, Beijing Boya, Shanghai Xinyuan, Hainan Muxin, Shanghai Huijing, Xinjiang Pharmaceutical, Beijing Yisuizhen, West Angel and Liaoning Zhixun, each a PRC company. In 2013, Zhognchao Shanghai commenced its operations under the name Zhongchao Medical Consulting (Shanghai) Limited to provide medical online and offline training services.

Zhongchao Shanghai was incorporated on August 17, 2012 by Juru Guo and Baorong Xue, who held 60% and 40% equity interests in Zhongchao Shanghai respectively. On May 25, 2015, the two shareholders transferred all equity interests to Weiguang Yang who held 100% equity interests in Zhongchao Shanghai after the transfer. On January 15, 2016, the name was changed to “Zhongchao Medical Technology (Shanghai) Co., Ltd.” On February 5, 2016, the management completed its registration with the State Administration for Industry and Commerce, currently known as State Administration for Market Regulation, to convert Shanghai Zhongchao Limited into a company limited by shares, or Zhongchao Shanghai. Through direct ownership, Zhongchao Shanghai has established subsidiaries and branch offices in various cities in PRC, including Beijing, Shanghai, Hainan, Liaoning and Chongqing.

On April 16, 2019, Zhongchao Cayman was incorporated in the Cayman Islands as an exempted company with limited liability, shortly following which More Healthy Holding Limited, a BVI company 100% owned by Weiguang Yang (“More Healthy”), acquired 5,497,715 Class B Ordinary Shares of par value US$0.0001 per share as founder shares, representing, at that time, 80.94% of total voting power of the Company, on a fully converted basis, given that each Class B Ordinary Share was entitled to 15 votes and each Class A Ordinary Share was entitled to one vote and assuming the exercise of the HF Warrant (as defined below).

As part of the Company’s organization for the purpose of the initial public offering and listing on Nasdaq, on August 1, 2019, the Company and HF Capital Management Delta, Inc., a company incorporated under the laws of the Cayman Islands (“HF Capital”) entered into a certain warrant agreement to purchase Class A Ordinary Shares of the Company (the “HF Warrant”). At the issuance of the HF Warrant, Yantai Hanfujingfei Investment Centre (LP), a limited partnership incorporated under the PRC laws (“Yantai HF,” whose managing partner, Hanfor Capital Management Co., Ltd., was the sole member of HF Capital, and together with “HF Capital” hereinafter collectively referred to as “HF”) was a 6.25% shareholder of Zhongchao Shanghai and planned to withdraw its capital contribution in Zhongchao Shanghai but to contribute the same amount of capital to Zhongchao Cayman directly via HF Capital.

Contractual Arrangements between Zhongchao WFOE and Zhongchao Shanghai

Zhongchao Cayman is an offshore holding company incorporated in the Cayman Islands as an exempted company with limited liability. As a holding company with no material operations of our own, we, through the Contractual Arrangements between Zhongchao WFOE, a wholly subsidiary of Zhongchao Cayman incorporated in the PRC, and the VIE, Zhongchao Shanghai, and its subsidiaries, consolidate the financial results of the PRC operating entities. Due to the restrictions imposed by PRC laws and regulations on foreign ownership of companies engaged in value-added telecommunication services and certain other businesses, we operate our businesses in which foreign investment is restricted or prohibited in the PRC through certain PRC domestic companies. Accordingly, the Contractual Arrangements are designed to allow Zhongchao Cayman to consolidate Zhongchao Shanghai’s operations and financial results in its financial statements in accordance with U.S. GAAP as the primary beneficiary. Neither we nor our subsidiaries own any equity interests in the PRC operating entities.

The Contractual Arrangements consist of a series of agreements by and among Zhongchao WFOE, Zhongchao Shanghai and the shareholders of Zhongchao Shanghai. A summary of the material terms of each agreement is set forth below.

Equity Interest Pledge Agreement

Pursuant to the equity interest pledge agreement, dated August 14, 2019 (the “Equity Interest Pledge Agreement”), each shareholder of Zhongchao Shanghai (each, a “Shareholder” and collectively, the “Shareholders”) pledged all of its equity interest in Zhongchao Shanghai to guarantee the Shareholders’ and Zhongchao Shanghai’s performance of their respective obligations under each of the Master Exclusive Service Agreement, Business Cooperation Agreement, Exclusive Option Agreement and Proxy Agreement and Power of Attorney (each as defined below). If Zhongchao Shanghai or any of the Shareholders breaches their contractual obligations under these agreements, Zhongchao WFOE, as pledgee, will be entitled to dispose the pledged equity interest entirely or partially. Each of the Shareholders agrees that, during the term of the Equity Interest Pledge Agreement, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests without the prior written consent of Zhongchao WFOE. In addition, Zhongchao WFOE has the right to collect dividends generated by the pledged equity interest during the term of the pledge. The initial term of the Equity Interest Pledge Agreement is 20 years. After the expiration of the term of initial pledge registration, Zhongchao WFOE may at its sole discretion require the Shareholders to extend the term of the equity interest registration.

Proxy Agreement and Power of Attorney

Pursuant to the proxy agreement and power of attorney, dated August 14, 2019 (the “Proxy Agreement and Power of Attorney”), each Shareholder irrevocably appointed Zhongchao WFOE to act as such Shareholder’s exclusive attorney-in-fact to exercise all shareholder rights, including, but not limited to, voting on all matters of Zhongchao Shanghai requiring shareholder approval, disposing of all or part of such Shareholder’s equity interest in Zhongchao Shanghai and oversee and review Zhongchao Shanghai’s operation and financial information. Zhongchao WFOE is entitled to designate any person to act as such Shareholder’s exclusive attorney-in-fact without notifying or the approval of such Shareholder, and if required by PRC law, Zhongchao WFOE shall designate a PRC citizen to exercise such right. Each Proxy Agreement and Power of Attorney will remain in force for so long as Zhongchao Shanghai exists. The Shareholders do not have the right to terminate this agreement or revoke the appointment of the attorney-in-fact without the prior written consent of Zhongchao WFOE.

Spouse Consent Letters

Pursuant to the Spouse Consent Letters, dated August 14, 2019, the spouse of each married Shareholder of Zhongchao Shanghai unconditionally and irrevocably agreed not to assert any rights over the equity interest in Zhongchao Shanghai held by and registered in the name of their spouse. In addition, each of them agreed to be bound by the Contractual Arrangements in the event that such spouse obtains any equity interest in Zhongchao Shanghai for any reason.

Master Exclusive Service Agreement

Under the master exclusive service agreement, dated August 14, 2019 (the “Master Exclusive Service Agreement”), by and between Zhongchao WFOE and Zhongchao Shanghai, Zhongchao WFOE has the exclusive right to provide Zhongchao Shanghai with technical support, consulting services and other services. Zhongchao WFOE has the right to designate and appoint, at its sole discretion, any entities affiliated with the Zhongchao WFOE to provide any and all services. The service fees are calculated and paid on a yearly basis and at the amount that equals to 100% of the consolidated net profits of Zhongchao Shanghai. Zhongchao WFOE may adjust the service fee at its discretion after taking into account multiple factors, such as the difficulty of the services provided, the time consumed, the content and commercial value of services provided and the market price of comparable services. Zhongchao WFOE owns the intellectual property rights arising out of the performance of this agreement. Zhongchao Shanghai shall seek approval from Zhongchao WFOE prior to entering into any contracts obtaining the same or similar services as provided under the Master Exclusive Service Agreement. This agreement will remain effective as long as Zhongchao Shanghai exists, unless Zhongchao WFOE advance written notice to Zhongchao Shanghai and the Shareholders or upon the transfer of all the equity interest held by the Shareholders to Zhongchao WFOE and/or a third party designated by Zhongchao WFOE.

Business Cooperation Agreement

Under the business cooperation agreement, dated August 14, 2019 (the “Business Cooperation Agreement”), without Zhongchao WFOE’s prior written consent, Zhongchao Shanghai agrees not to engage in any transaction which may materially affect its asset, obligation, right or operation, including but not limited to: any activities not within its normal business scope, merger and acquisition, offering any loan to any third party and incurring any debt from any third party. Zhongchao Shanghai shall seek approval from Zhongchao WFOE prior to entering into any material contract, except the contracts executed in the ordinary course of business. Zhongchao Shanghai shall cause the persons designated by Zhongchao WFOE to be the directors and executive officers of Zhongchao Shanghai. This agreement will remain effective as long as Zhongchao Shanghai exists, unless Zhongchao WFOE provides advance written notice to Zhongchao Shanghai and the Shareholders or upon the transfer of all the equity interest held by the Shareholders to Zhongchao WFOE and/or a third party designated by Zhongchao WFOE.

Exclusive Option Agreement

Pursuant to the exclusive option agreement, dated August 14, 2019 (the “Exclusive Option Agreement”), each Shareholder irrevocably granted Zhongchao WFOE an exclusive option to purchase, or have its designated person or persons to purchase, at its discretion, to the extent permitted under PRC law, all or part of such Shareholder’s equity interests in Zhongchao Shanghai. The purchase price is equal to the lowest price allowable under PRC laws and regulations at the time of the transfer. Zhongchao Shanghai has agreed that, without Zhongchao WFOE’s prior written consent, Zhongchao Shanghai shall cause the persons designated by Zhongchao WFOE to be the directors and executive officers of Zhongchao Shanghai, not amend its articles of association, increase or decrease the registered capital, sell or otherwise dispose of its assets or beneficial interest, create or allow any encumbrance on its assets or other beneficial interests, provide any loans to any third parties, enter into any material contract, merge with or acquire any other persons or make any investments, or distribute dividends to the Shareholders. The Shareholders have agreed that, without Zhongchao WFOE’s prior written consent, they will not dispose of their equity interests in Zhongchao Shanghai or create or allow any encumbrance on their equity interests. Moreover, without Zhongchao WFOE’s prior written consent, no dividend will be distributed by Zhongchao Shanghai to the Shareholders, and if any of the Shareholders receives any profit, interest, dividend or proceeds of share transfer or liquidation, such Shareholder must give such profit, interest, dividend and proceeds to Zhongchao WFOE. These agreements will remain effective as long as Zhongchao Shanghai exists unless Zhongchao WFOE advance written notice to Zhongchao Shanghai and the Shareholders or upon the transfer of all the equity interest held by the Shareholders to Zhongchao WFOE and/or its designee.

2020 VIE Agreements

On August 1, 2020, all shareholders of Zhongchao Shanghai, except Mr. Yang and Shanghai Xingzhong, decided to withdraw their capital contribution from Zhongchao Shanghai (the “Capital Reduction”). Given the effect of the Capital Reduction, Mr. Yang became the 76.4% shareholder of Zhongchao Shanghai with the remaining equity interests held by Shanghai Xingzhong. On September 10, 2020, Zhongchao WFOE, and Zhongchao Shanghai, and its shareholders signed a confirmation agreement to confirm that the original VIE Agreements entered on August 14, 2019 (the “Original VIE Agreements”) have been terminated because of the Capital Reduction.

Accordingly, on September 10, 2020, to clarify the legal effect of the Capital Reduction and to sustain our ability to consolidate the financial results of Zhongchao Shanghai, Mr. Yang and Shanghai Xingzhong, as the shareholders of Zhongchao Shanghai, signed a series of VIE agreements with Zhongchao WFOE, the terms of which are substantially the same as those of the Original VIE Agreements except the number of shareholders of Zhongchao Shanghai reduced to two (the “2020 VIE Agreements”). Upon entry into the 2020 VIE Agreements, the Original VIE Agreements, except for the Master Exclusive Service Agreement, were expired.

Our board of directors approved and ratified the 2020 VIE Agreements. We did not expect any negative impact of these 2020 VIE Agreements on its operation. The 2020 VIE Agreements enable Zhongchao Cayman to consolidate the financial results of Zhongchao Shanghai as primary beneficiary.

2021 VIE Agreements

On August 31, 2021, Shanghai Xingzhong, one shareholder of Zhongchao Shanghai transferred all of its equity interest, equal to 23.6% of the total equity interest   of Zhongchao Shanghai, to Shanghai Xingban Enterprise Management Partnership (Limited Partnership), a limited partnership incorporated in China, or Shanghai Xingban. The general partner of Shanghai Xingban is Weiguang Yang, our CEO and Chairman, and its limited partner is Pei Xu, our CFO. As a result, Mr. Yang is the 76.4% shareholder of Zhongchao Shanghai with the remaining equity interests held by Shanghai Xingban.

Accordingly, on September 10, 2021, to clarify the legal effect of such share transfer and to sustain our ability to consolidate the financial results of Zhongchao Shanghai, Mr. Yang and Shanghai Xingban, as all the shareholders of Zhongchao Shanghai, signed a series of VIE agreements with Zhongchao WFOE, the terms of which are substantially the same as those of the 2020 VIE Agreements except the one shareholder of Zhongchao Shanghai was changed (the “2021 VIE Agreements”). Upon entry into the 2021 VIE Agreements, the 2020 VIE Agreements, except for the Master Exclusive Service Agreement, were expired.

Our board of directors approved and ratified the 2021 VIE Agreements. We do not expect any negative impact of these 2021 VIE Agreements on its operation. The 2021 VIE Agreements enable Zhongchao Cayman to consolidate the financial results of Zhongchao Shanghai as primary beneficiary.

The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. As we chose such VIE structure, we are subject to certain unique risks and uncertainties that may not otherwise exist if we had direct equity ownership in the PRC operating entities. Because we do not directly hold equity interests in the VIE and its subsidiaries, our Contractual Arrangements may not be effective in providing control over Zhongchao Shanghai. Further, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitations on foreign ownership and regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the Contractual Arrangements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the PRC operating entities’ operations and cause the value of our securities to decrease significantly or become worthless. However, as of the date of this prospectus, the agreements under the Contractual Arrangements have not been tested in any courts of law.

The following charts summarize our corporate legal structure and identify our subsidiaries, our VIE and its subsidiaries.

Permission Required from the PRC Authorities to Issue Our Securities to Foreign Investors

The PRC government has initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over the use of variable interest entities for overseas listing, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures with the CSRC; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application; and (4) if the issuer issues securities in the same overseas market after the initial issuance and listing, it shall submit filings with the CSRC within three business days after the completion of the issuance.

Therefore, in the opinion of our PRC legal counsel, Han Kun Law Offices, we are required to go through filing procedures with the CSRC within three business days after the completion of the Private Placement and for our future offerings under the Trial Measures. On November 22, 2024, we submitted initial filing documents to the CSRC in connection with the Private Placement and they are currently under review of the CSRC.

The officials from the CSRC have also confirmed that for the PRC domestic companies that seek to list overseas with VIE structure, the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with VIE structure which meet the compliance requirements. As the Trial Measures were newly published, there are substantial uncertainties as to the implementation and interpretation, and how they will affect our current listing, and future offering or financing. If we are required by the Trial Measures for any future offering or any other financing activities to file with the CSRC, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

In the opinion of our PRC counsel, Han Kun Law Offices, neither we nor the PRC operating entities are required to voluntarily report for a cybersecurity review with the CAC under the Cybersecurity Review Measures which became effective on February 15, 2022, since neither we nor the PRC operating entities have not been notified by the regulatory authorities as critical information infrastructure operators, and we or the PRC operating entities currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. However, given that the Cybersecurity Review Measures do not provide explanation or interpretation for ‘affect or may affect national security’, the PRC regulatory authorities retain broad discretion in interpreting this provision. Should the authorities determine, at their discretion, that our data processing activities affect or may affect national security, we may be subject to a cybersecurity review. Notwithstanding this, as of the date of this prospectus, we have not been involved in any cybersecurity review or investigation by the CAC or other authorities with respect to the Cybersecurity Review Measures. Furthermore, the data processed by us or the PRC operating entities has not been included in the effective core data and important data catalogs by any authority, and we have taken reasonable and adequate technical and management measures to ensure data security. In light of these circumstances, in the opinion of our PRC counsel, Han Kun Law Offices, the likelihood of us being subject to a cybersecurity review is remote.

On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration have not been fully implemented as of the date of this prospectus and will become effective on January 1, 2025. Network data processing activities refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data. As of the date of this prospectus, the MDMOOC online platform has approximately 194,700 registered users, and we currently do not hold more than one million users/users’ individual information. However, we or the PRC operating entities may be deemed as a data processor under the Regulations on Network Data Security Administration. As of the date of this prospectus, neither we nor the PRC operating entities have been informed by any PRC governmental authority of any requirement that we or the PRC operating entities file for a cybersecurity review. However, if we or the PRC operating entities are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we or the PRC operating entities could be subject to PRC cybersecurity review.

As of the date of this prospectus, in the opinion of our PRC legal counsel, Han Kun Law Offices, although we are required to complete the filing procedure in connection with our offerings under the Trial Measures, no relevant PRC laws or regulations in effect require that we or the PRC operating entities obtain permission from any PRC authorities to issue securities to foreign investors in connection with a potential offering made pursuant to this prospectus as of the date of this prospectus, and neither we nor the PRC operating entities have received any inquiry, notice, warning, sanction, or any regulatory objection to the offerings in connection with this registration statement from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

Permission Required from the PRC Authorities for Our and PRC Operating Entities’ Operation in China

As of the date of this prospectus, except as disclosed in this prospectus and our Annual Report, we, or the PRC operating entities are not required to obtain any other permission or approval from the PRC authorities for the PRC operating entities’ operations in China, nor have we, or the PRC operating entities, received any denial for our operation in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals in the future. If any of the PRC operating entities is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the requisite licenses and permits, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. In addition, if any of the PRC operating entities had inadvertently concluded that such licenses, permits, registrations or filings were not required, or if applicable laws, regulations or interpretations change in a way that requires any of the PRC operating entities to obtain such licenses, permits, registrations or filings in the future, the relevant PRC operating entities may be unable to obtain such necessary licenses, permits, registrations or filings in a timely manner, or at all, and such licenses, permits, registrations or filings may be rescinded even if obtained. Any such circumstance may subject the relevant PRC operating entities to fines and other regulatory, civil or criminal liabilities, and the relevant PRC operating entities may be ordered by the competent government authorities to suspend relevant operations, which will materially and adversely affect our business operations. See “Risk Factors — Risks Related to Doing Business in China—The PRC operating entities’ failure to obtain, maintain or renew other licenses, approvals, permits, registrations or filings necessary to conduct their operations in China could have a material adverse impact on our business, financial conditions and results of operations.” in our Annual Report.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the PRC operating entities’ operations, significant depreciation of the value of our securities, or a complete hindrance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or influence the operations of the PRC operating entities at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in the operations of the PRC operating entities and/or the value of our securities.

In the opinion of our PRC legal counsel, Han Kun Law Offices, based on their understanding of the current PRC laws, rules and regulations, that (i) the structure for operating our business in China (including our corporate structure and Contractual Arrangements among Zhongchao WFOE, Zhongchao Shanghai and their shareholders), as of the date of this prospectus, do not result in any violation of PRC laws or regulations currently in effect; and (ii) the Contractual Arrangements among Zhongchao WFOE and Zhongchao Shanghai and their shareholders governed by PRC law are valid, binding and enforceable in accordance with the terms of the Contractual Arrangements, and do not result in any violation of PRC laws or regulations currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations concerning foreign investment in the PRC, and their application to and effect on the legality, binding effect and enforceability of the Contractual Arrangements. In particular, we cannot rule out the possibility that PRC regulatory authorities, courts or arbitral tribunals may in the future adopt a different or contrary interpretation or take a view that is inconsistent with the opinion of our PRC legal counsel.

Dividend Distributions or Transfers of Cash among the Holding Company, Its Subsidiaries, and the Consolidated VIE

Zhongchao Cayman and Zhongchao WFOE are not able to make direct capital contribution to the VIE. However, they may transfer cash to the VIE in the form of loans or advances or by making payments to the VIE for inter-group transactions. For the year ended December 31, 2023, 2022 and 2021, Zhongchao Cayman made cash transfers of $0.1 million, $1.5 million and $3.4 million, respectively, to Zhongchao USA as loans. See “Consolidated Financial Statements” included in our Annual Report. Except as otherwise disclosed above, for the years ended December 31, 2023, 2022 and 2021, no other cash transfer or transfer of other assets have occurred between Zhongchao Cayman, its subsidiaries, the consolidated VIE and the subsidiaries of the VIE. As of the date of this prospectus, none of Zhongchao HK, Zhongchao WFOE and the PRC operating entities have made any dividends to Zhongchao Cayman. As of the date of this prospectus, we have not made any dividends or distributions to any U.S. investors. As of the date of this prospectus, Zhongchao Cayman and its subsidiaries, as well as the PRC operating entities have not adopted or maintained any other cash management policies and procedures, and each entity needs to comply with applicable law or regulations with respect to transfer of funds, dividends and distributions with other entities.

We intend to keep any future earnings to re-invest in and finance the expansion of the business of the PRC operating entities, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts due in the ordinary course of business. Cash proceeds raised from overseas financing activities, including the cash proceeds from this offering, may be transferred by Zhongchao Cayman to Zhongchao HK, and then transferred to Zhongchao WFOE via capital contribution or shareholder loans, as the case may be. Cash proceeds may flow to the VIE from Zhongchao WFOE pursuant to certain contractual agreements between Zhongchao WFOE and the VIE as permitted by the applicable PRC regulations. The process for sending such proceeds back to the mainland China may be time-consuming after the closing of this offering. We may be unable to use these proceeds to grow the business of the PRC operating entities until the PRC operating entities receive such proceeds in mainland China. Any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to PRC regulations. Capital contributions to our PRC subsidiaries are subject to the report to the MOFCOM, in its local branches and registration with a local bank authorized by the SAFE. Any foreign loan procured by our PRC subsidiaries is required to be registered or filed with the SAFE or its local branches or satisfy relevant requirements as provided by the SAFE. Any medium- or long-term loan to be provided by us to the VIEs must be registered with the, and the SAFE or its local branches. We may not be able to obtain these government approvals or complete such registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds of our financing activities and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of the initial public offering or any subsequent offerings to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in the Annual Report.

Under our current corporate structure, we rely on dividend payments from Zhongchao HK and Zhongchao WFOE to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to pay any debt we may incur:

●	Zhongchao WFOE’s ability to distribute dividends is based upon its distributable earnings. Current mainland China regulations permit Zhongchao WFOE to pay dividends to Zhongchao HK in accordance with applicable PRC laws and regulations under which Zhongchao WFOE can only pay dividends to Zhongchao HK out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Furthermore, Zhongchao WFOE could make payments to Zhongchao HK pursuant to the relevant agreements between them as permitted by the applicable PRC regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China may also set aside a portion of its after-tax profits to fund an optional employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of shareholders. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

●	Based on the Hong Kong laws and regulations, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities and some tax restrictions between Hong Kong and mainland China as discussed herein below in this section. As a result, Zhongchao HK may further distribute any dividends or payments (if any) received from Zhongchao WFOE to Zhongchao Cayman as dividends.

●	Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from Zhongchao HK, which will be dependent on receipt of dividends or payments (if any) from Zhongchao WFOE, which will be dependent on payments from the VIE in accordance with the laws and regulations of the PRC and the Contractual Arrangements.

●	Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets. Furthermore, if Zhongchao WFOE, Zhongchao HK or the VIE incurs debt on its own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If either Zhongchao WFOE, Zhongchao HK or the VIE is unable to distribute dividends or make payments directly or indirectly to Zhongchao Cayman, we may be unable to pay dividends on our Ordinary Shares. See “Risk Factors – “To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” in this prospectus and “Item 3. Key Information—D. Risk Factors — Governmental control of currency conversion may limit our ability to use our revenues effectively and the ability of our PRC subsidiaries to obtain financing” in the Annual Report.

●

If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. Certain payments from the VIE, Zhongchao Shanghai, to Zhongchao WFOE are subject to PRC taxes, including business taxes and value added tax.

●	Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Zhongchao HK. As of the date of this prospectus, we have not applied and have no plan to apply for the tax resident certificate from the relevant Hong Kong tax authority.

The transfer of funds among the PRC operating entities are subject to the Provisions on Private Lending Cases, which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. In the opinion of our PRC counsel, Han Kun Law Offices, the Provisions on Private Lending Cases does not prohibit using cash generated from one PRC operating entity to fund another affiliated PRC operating entity’s operations. We or the PRC operating entities have not been notified of any other restriction which could limit the PRC operating entities’ ability to transfer cash among each other. In the future, cash proceeds from overseas financing activities, including the Private Placement, may be transferred by Zhongchao Cayman to Zhongchao HK, and then transferred to Zhongchao WFOE via capital contribution or shareholder loans, as the case may be. Cash proceeds may flow to Zhongchao Shanghai from Zhongchao WFOE pursuant to the Contractual Arrangements between Zhongchao WFOE and Zhongchao Shanghai as permitted by the applicable PRC regulations.

Holding Foreign Company Accountable Act

Pursuant to the HFCA Act , if the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed and does not have to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCA Act, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two.

Marcum Asia CPAs LLP (“MarcumAsia” formerly known as “Marcum Bernstein & Pinchuk LLP”) was our auditor for the financial statements for the fiscal year ended December 31, 2021. The Company then appointed Prager Metis CPAs, LLC (“Prager Metis”) as the independent registered public accounting firm. Prager Metis replaced MarcumAsia, which the Company dismissed effective as of September 27, 2022. Both MarcumAsia and Prager Metis are headquartered in New York, New York, registered with PCAOB and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Neither our former auditor, MarcumAsia, nor our current auditor, Prager Metis, was/is headquartered in mainland China or Hong Kong or was identified in the Determination Report as a firm subject to the PCAOB’s determination.

Summary of Risk Factors

Set forth below is a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Risks Related to the Business and Industry of the PRC Operating Entities

Risks and uncertainties related to the business and industry of the PRC operating entities include, but are not limited to, the following:

●	We depend on the healthcare industry for a significant portion of our revenues. Our revenues could seriously decrease if there were adverse developments in the healthcare industry. See “Item 3. Key Information—D. Risk Factors — We depend on the healthcare industry for a significant portion of our revenues.” on page 9 of Annual Report.

●	We expect competition in the market for healthcare information, education, and training services to increase significantly in the future which could reduce the PRC operating entities’ revenues, potential profits and overall market share. See “Item 3. Key Information—D. Risk Factors — We expect competition to increase significantly in the future which could reduce the PRC operating entities’ revenues, potential profits and overall market share.” on page 11 of the Annual Report.

●	We generate a significant portion of our revenues from a relatively small number of major customers and loss of business from these customers could reduce our revenues and significantly harm the PRC operating entities’ business. See “Item 3. Key Information—D. Risk Factors — We generate a significant portion of our revenues from a relatively small number of major customers and loss of business from these customers could reduce our revenues and significantly harm the PRC operating entities’ business.” on page 11 of the Annual Report.

●	If the PRC operating entities are unable to collect their receivables from their customers, our results of operations and cash flows could be adversely affected. See “Item 3. Key Information—D. Risk Factors — If the PRC operating entities are unable to collect their receivables from their customers, our results of operations and cash flows could be adversely affected.” on page 12 of the Annual Report.

●	The PRC operating entities may not be able to prevent others from unauthorized use of the PRC operating entities’ intellectual property, which could cause a loss of customers, reduce the PRC operating entities’ revenues and harm their competitive position. See “Item 3. Key Information—D. Risk Factors — The PRC operating entities may not be able to prevent others from unauthorized use of the PRC operating entities’ intellectual property, which could cause a loss of customers, reduce the PRC operating entities’ revenues and harm their competitive position.” on page 16 of the Annual Report.

●	The Internet is subject to many legal uncertainties and potential government regulations that may decrease demand for the PRC operating entities’ services, increase the PRC operating entities’ cost of doing business or otherwise have a material adverse effect on our financial results or prospects. See “Item 3. Key Information—D. Risk Factors — The Internet is subject to many legal uncertainties and potential government regulations that may decrease demand for the PRC operating entities’ services, increase the PRC operating entities’ cost of doing business or otherwise have a material adverse effect on our financial results or prospects.” on page 21 of the Annual Report.

Risks Related to Our Corporate Structure

We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

●	We depend upon the Contractual Arrangements in consolidating the financial results of the PRC operating entities, which may not be as effective as direct ownership. See “Item 3. Key Information—D. Risk Factors — We depend upon the VIE Arrangements in consolidating the financial results of the PRC operating entities, which may not be as effective as direct ownership.” on page 25 of the Annual Report.

●	We conduct our business through Zhongchao Shanghai and its subsidiaries under the Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected, and our securities may decline in value or become worthless. See “Risk Factors – We conduct our business through Zhongchao Shanghai and its subsidiaries by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected, and our securities may decline in value or become worthless. In addition, changes in such PRC laws and regulations may materially and adversely affect our business” on page 26 of this prospectus.

●	The shareholders of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition. See “Item 3. Key Information—D. Risk Factors — The shareholders of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.” on page 26 of the Annual Report.

Risks Related to Doing Business in China

Zhongchao WFOE and the PRC operating entities are based in mainland China, and the PRC operating entities have the majority of their operations in China, and therefore, we face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●	The majority of the PRC operating entities’ business operations are conducted in China. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China. The risk of legal system includes the enforcement of laws and that rules and regulations in China can change quickly with little advance notice. See “Risk Factors — China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations may be quick with little advance notice and could have a material adverse effect on the PRC operating entities’ business and the value of our securities.” on page 28 of this prospectus.

●	The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. See “Risk Factors—The Chinese government exerts substantial influence over the manner in which the PRC operating entities must conduct their business activities. We are currently not required to obtain approval from Chinese authorities to list or continue to list on U.S. exchanges nor for the execution of VIE agreements, however, if the VIE or the holding company were required to obtain approval and were denied permission from Chinese authorities to list or continue to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange or continue to offer securities to investors, which could materially affect the interest of the investors and cause the value of our securities to significantly decline or be worthless.” starting on page 23 of this prospectus.

●	If the PRC operating entities fail to comply with any regulatory requirements, including obtaining any required licenses, approvals, permits or filings in a timely manner or at all, the PRC operating entities’ continued business operations may be disrupted and the PRC operating entities may be subject to various penalties or be unable to continue their operations, all of which will materially and adversely affect our business, financial condition and results of operations. See “Item 3. Key Information—D. Risk Factors — We face risks associated with uncertainties surrounding the PRC laws and regulations governing the education industry in general, and the online for-profit private training in particular.” on page 29 of the Annual Report.

●	There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business. See “Item 3. Key Information—D. Risk Factors — PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.” on page 32 of the Annual Report.

●	Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. See “Item 3. Key Information—D. Risk Factors — PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary ability to distribute profits to us, or otherwise materially and adversely affect us.” on page 43 of the Annual Report.

●	The PRC government imposes control on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive a majority of our revenues in Renminbi, which currently is not a freely convertible currency. As a result, cash in mainland China may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations on our PRC subsidiaries’ or the PRC operating entities’ ability to transfer cash. There is no assurance the PRC government will not intervene in or impose restrictions on us and our subsidiaries to transfer cash. See “Item 3. Key Information—D. Risk Factors — Governmental control of currency conversion may limit our ability to use our revenues effectively and the ability of our PRC subsidiaries to obtain financing.” on page 45 of the Annual Report.

●	To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets. See “Risk Factors – “To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” on page 25 of this prospectus.

●	On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. See “Item 3. Key Information—D. Risk Factors — The recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” on page 34 of the Annual Report.

●

The business of the PRC operating entities involves collecting and retaining certain internal and customer data. We also maintain information about various aspects of our operations as well as regarding our employees. On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration have not been fully implemented as of the date of this prospectus and will become effective on January 1, 2025. Network data processing activities refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data. Network data processing activities refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data. As of the date of this prospectus, the MDMOOC online platform has approximately 194,700 registered users, and we and the PRC operating entities currently do not hold more than one million users/users’ individual information. However, we or the PRC operating entities may be deemed as a data processor under the Regulations on Network Data Security Administration. As of the date of this prospectus, we or the PRC operating entities have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review. See “Item 3. Key Information—D. Risk Factors — We may be liable for improper use or appropriation of personal information provided by our customers.” on page 37 of the Annual Report.

●	The majority of the operations of the PRC operating entities conducted outside of the U.S. In addition, our management consists of five executive officers who are all located in China and three independent directors, among which two (Mr. John C. General and Mr. Kevin Dean Vassily) are located in the United States and one (Ms. Dan Li) is located in China. As a result, it may not be possible for the U.S. regulators to conduct investigations or inspections, or to effect service of process within the U.S. or elsewhere outside the U.S. See “Item 3. Key Information—D. Risk Factors — U.S. regulators’ ability to conduct investigations or enforce rules in China is limited.” on page 41 of the Annual Report.

●	It may be difficult for our shareholders to effect service of process upon us or certain officers or directors inside mainland China. Recognition and enforcement in mainland China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Shareholder claims that are common in the U.S., including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China See “Risk Factors – You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in mainland China against us based on Hong Kong or other foreign laws, and the ability of U.S. authorities to bring actions in China may also be limited” starting on page 26 of this prospectus.

Risks Relating to the Class A Ordinary Shares

●

The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors. See “Risk Factors – The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.” starting on page 28 of this prospectus.

●	The sale or availability for sale of substantial amounts of the Class A Ordinary Shares could adversely affect their market price. See “Risk Factors – Sales or the anticipation of sales of our Class A Ordinary Shares by the Selling Shareholders could affect the market price of our Class A Ordinary Shares.” starting on page 29 of this prospectus.

Risks Relating to Our Corporate Governance

●	As a “controlled company” under the Nasdaq rules, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See “Item 3. Key Information—D. Risk Factors — As a “controlled company” under the rules of the NASDAQ Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.” on page 24 of the Annual Report.

●	The dual class structure of our ordinary shares has the effect of concentrating voting control with our CEO, directors and their affiliates. See “Item 3. Key Information—D. Risk Factors — The dual class structure of our ordinary shares has the effect of concentrating voting control with our CEO, directors and their affiliates.” on page 23 of the Annual Report.

Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Controlled Company

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. The JOBS Act also exempts us from having to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b).

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing Date, (b) in which we have an annual total gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary equity that is held by non-affiliates exceeds US$700 million as of the last business day of the second fiscal quarter of such fiscal year; and (ii) the date on which we have issued more than US$1 billion in non-convertible debt securities during the prior three-year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer

As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Controlled Company

Mr. Weiguang Yang currently controls a majority of the voting power of our outstanding Ordinary Shares. As a result, we are a “controlled company” within the meaning of the Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as we remain a “controlled company,” we may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board of directors consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

We intend to use these exemptions and may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Corporate Information

Our principal executive office is located at Nanxi Creative Center, Suite 216, 841 Yan’an Middle Road, Jing’An District, Shanghai, China 200040. Our telephone number is +86 21-32205987. We maintain a website at http://izcmd.com that contains information about our Company, though no information contained on our website is part of this prospectus.

THE OFFERING

Issuer	Zhongchao Inc.

Securities being registered for resale by the Selling Shareholders named in the prospectus	19,600,000 Class A Ordinary Shares, consisting of (i) 10,000,000 Class A Ordinary Shares and (ii) 9,600,000 Class A Ordinary Shares issued upon cashless exercise of the Warrants.

Offering prices	The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Shareholders may determine. See “Plan of Distribution.”

Use of proceeds	The Selling Shareholders will receive all of the net proceeds from the sale of any Class A Ordinary Shares offered by them under this prospectus.

We will pay all costs, fees and expenses incurred in connection with the registration of the Class A Ordinary Shares covered by this prospectus. See “Use of Proceeds.”

Market for our Class A Ordinary Shares	Our Class A Ordinary Shares are listed on Nasdaq Capital Market under the trading symbols “ZCMD.”

Risk factors	Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our Annual Report, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

In addition, investing in our securities is highly speculative and involves a significant degree of risk. Zhongchao Cayman is a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, Zhongchao Cayman consolidates the financial results of the PRC operating entities. Our securities offered in this offering are securities of Zhongchao Cayman, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in China. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. Set forth below are certain risks related to the VIE structure and recent regulatory initiatives implemented by the relevant PRC government entities in addition to the risk factors set forth under “Risk Factors” described in Annual Report, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC.

We conduct our business through Zhongchao Shanghai and its subsidiaries by means of the Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected, and our securities may decline in value or become worthless. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including the laws, rules and regulations governing the validity and enforcement of the Contractual Arrangements between Zhongchao WFOE and Zhongchao Shanghai. In the opinion of our PRC legal counsel, Han Kun Law Offices, based on their understanding of the current PRC laws, rules and regulations, that (i) as of the date of this prospectus, the structure for operating the PRC operating entities’ business in China (including our corporate structure and Contractual Arrangements with Zhongchao Shanghai, Zhongchao Shanghai and their shareholders) do not result in any violation of PRC laws or regulations currently in effect; and (ii) the Contractual Arrangements among Zhongchao WFOE and Zhongchao Shanghai and their shareholders governed by PRC law are valid, binding and enforceable in accordance with the terms of each of the Contractual Arrangements, and do not result in any violation of PRC laws or regulations currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations concerning foreign investment in the PRC, and their application to and effect on the legality, binding effect and enforceability of the Contractual Arrangements. In particular, we cannot rule out the possibility that PRC regulatory authorities, courts or arbitral tribunals may in the future adopt a different or contrary interpretation or take a view that is inconsistent with the opinion of our PRC legal counsel.

If any of our PRC entities or the PRC operating entities or their ownership structure or the Contractual Arrangements are determined the PRC courts or administrative authorities to be in violation of any existing or future PRC laws, rules or regulations, or any of our PRC entities or the PRC operating entities fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses;

●	discontinuing or restricting the operations;

●	imposing conditions or requirements with which the PRC entities may not be able to comply;

●	requiring us and the PRC operating entities to restructure the relevant ownership structure or operations;

●	restricting or prohibiting our use of the proceeds from this offering to finance our business and operations in China; or

●	imposing fines.

The imposition of any of these penalties would severely disrupt the PRC operating entities’ ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

Further, if the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our PRC subsidiaries or the PRC operating entities that conduct substantially all of the operations.

China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations may be quick with little advance notice and could have a material adverse effect on the PRC operating entities’ business and the value of our securities.

The majority of the PRC operating entities’ business are conducted in China. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for the products of the PRC operating entities depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause the potential customers of the PRC operating entities to delay or cancel their plans to purchase the PRC operating entities’ products, which in turn could reduce our net revenues.

Although China’s economy has been transitioning from a planned economy to a more market oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations may be quick with little advance notice and could adversely affect the economy in China and could have a material adverse effect on our business and the value of our securities.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us, or more specifically, we cannot assure you that the PRC government will not initiate possible governmental actions or scrutiny to us, which could substantially affect our operation and the value of our Class A Ordinary Shares may depreciate quickly.

The Chinese government exerts substantial influence over the manner in which the PRC operating entities must conduct their business activities. We are currently not required to obtain approval from Chinese authorities to list or continue to list on U.S. exchanges nor for the execution of VIE agreements, however, if the VIE or the holding company were required to obtain approval and were denied permission from Chinese authorities to list or continue to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange or continue to offer securities to investors, which could materially affect the interest of the investors and cause the value of our securities to significantly decline or be worthless.

The Chinese government exerts substantial influence over the manner in which the PRC operating entities must conduct their business activities. China’s business operations are comprehensively regulated. The PRC operating entities could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The PRC operating entities may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In the event that the PRC operating entities are not able to substantially comply with any existing or newly adopted laws and regulations, the business operations of the PRC operating entities may be materially adversely affected and the value of our Class A Ordinary Shares may significantly decrease or become worthless.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. As the Trial Measures are relatively new, there are substantial uncertainties as to the implementation and interpretation, and how they will affect our current listing, and future offering or financing. In the opinion of our PRC legal counsel, Han Kun Law Offices, we are required to go through filing procedures with the CSRC within three business days after the completion of the Private Placement and for our future offerings under the Trial Measures. On November 22, 2024, we submitted initial filing documents to the CSRC in connection with the Private Placement and they are currently under review of the CSRC. Any failure of us or the PRC operating entities to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Additionally, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence the operations of the PRC operating entities at any time, which are beyond our control. Therefore, any such action may adversely affect the operations of the PRC operating entities and significantly limit or hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

The Chinese government may intervene or influence our operations at any time, which actions may impact our operations materially and adversely, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless.

The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to online transmission of audio-visual program, internet live streaming services, online publishing, private education, internet information security, privacy protection and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

The PRC operating entities’ business is subject to various government and regulatory interference. The PRC operating entities could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The PRC operating entities may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry, which could result in further material changes in our operations and could adversely impact the value of our securities.

Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, including but not limited to the newly promulgated Trial Measures, although we are currently not required to obtain permission from any of the PRC federal or local government, if we are required by the Trial Measures for any future offering or any other financing activities to file with the CSRC we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

To  the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Zhongchao Cayman is an offshore holding company with no material operations of its own, which conducts substantially all of its operations through its operating subsidiaries established in the PRC. As of the date of this prospectus, substantially all of our cash and assets are located in the PRC. No transfers, dividends or other distributions were made from our subsidiaries to our holding company or investors outside of the PRC during the fiscal years ended December 31, 2023, 2022 and 2021. The transfer of funds among PRC companies are subject to the Provisions on Private Lending Cases, which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases do not prohibit cash transfers among the PRC operating entities. As of the date of this prospectus, we have not been notified of any restrictions which could limit the PRC operating entities’ ability to transfer cash among each other. However, there are limitations on our ability to transfer cash between us and our U.S. investors where dividend distribution to our foreign investors shall be reviewed by a bank designated by SAFE that processes outward remittance of profits, including but not limited to the resolution of the board of directors of such PRC institution on distribution of profits, original tax recordation form, and audited financial statements, relating to the outward remittance, and stamp and endorse the relevant original tax recordation form with the actual remittance amount and remittance date of the profits. Upon review and approval by the designated bank, Zhongchao WFOE may remit dividends to Zhongchao HK, unless the PRC government temporarily introduces relevant policies that prevent Zhongchao WFOE from remitting dividends to Zhongchao HK in a timely manner.

Subject to the provisions of the Companies Act (Revised) of the Cayman Islands and any rights attaching to any class or classes of shares under and in accordance with the articles: (a) the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and (b) our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Among Zhongchao Cayman and its subsidiaries, cash can be transferred from Zhongchao Cayman to Zhongchao HK, and then transferred to Zhongchao WFOE via capital contribution or shareholder loans, as the case may be, as we are permitted under the PRC laws and regulations to provide funding to our PRC subsidiaries only through capital contributions or loans, and only if we satisfy the applicable government registration and approval requirements in China. Cash proceeds may flow to Zhongchao Shanghai from Zhongchao WFOE pursuant to the Contractual Arrangements between Zhongchao WFOE and Zhongchao Shanghai as permitted by the applicable PRC regulations. For more details, see “Prospectus Summary — Dividend Distributions or Transfers of Cash among the Holding Company, Its Subsidiaries, and the PRC Operating Entities” starting on page 12 of this prospectus. We believe, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except transfer of funds involving money laundering and criminal activities. The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Further, to the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

There can be no assurance that the PRC government will not intervene or impose restrictions in future on our ability to transfer or distribute cash within our PRC Subsidiaries or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations.

We are required to complete filing procedures with the CSRC in connection with the offerings in connection with this registration statement, it is uncertain whether such filing can be completed or how long it will take to complete such filing.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures with the CSRC; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application; and (4) if the issuer issues securities in the same overseas market after the initial issuance and listing, it shall submit filings with the CSRC within three business days after the completion of the issuance. In the opinion of our PRC legal counsel, Han Kun Law Offices, we are required to go through filing procedures with the CSRC within three business days after the completion of the Private Placement and for our future offerings under the Trial Measures. On November 22, 2024, we submitted initial filing documents to the CSRC in connection with the Private Placement and they are currently under review of the CSRC.If we fail to complete such filing requirement, Chinese regulatory authorities may impose fines and penalties upon the PRC operating entities’ operations in China, limit the PRC operating entities’ operating privileges in China, delay or restrict the repatriation of the proceeds from the offerings in connection with this registration statement into China, or take other actions that could have a material adverse effect upon the PRC operating entities’ business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.

An active trading market for our Class A Ordinary Shares may not continue and the trading price for our Class A Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Class A Ordinary Shares will develop or continue. If an active public market for our Class A Ordinary Shares does not continue following the completion of the offerings in connection with this registration statement, the market price and liquidity of our Class A Ordinary Shares may be materially and adversely affected. The public offering price for our securities would be determined based upon several factors, and we can provide no assurance that the trading price of our Class A Ordinary Shares after the offerings in connection with this registration statement will not decline below the public offering price. As a result, investors in the offerings in connection with this registration statement may experience a significant decrease in the value of their securities.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in mainland China against us based on Hong Kong or other foreign laws, and the ability of U.S. authorities to bring actions in China may also be limited.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. The majority of the operations of the PRC operating entities conducted outside of the U.S., and the majority of our assets are located in mainland China. In addition, our management consists of five executive officers who are all located in China and three independent directors, among which two (Mr. John C. General and Mr. Kevin Dean Vassily) are located in the United States and one (Ms. Dan Li) is located in China. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside mainland China. In addition, our PRC legal counsel has advised us that China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. Therefore, recognition and enforcement in mainland China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

On July 14, 2006, Hong Kong and the PRC entered into the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the PRC and of the Hong Kong Special Administrative Region Pursuant to Choice of Court Agreements Between Parties Concerned, or the 2006 Arrangement, pursuant to which a party with a final court judgment rendered by a Hong Kong court requiring payment of money in a civil and commercial case pursuant to a choice of court agreement in writing may apply for recognition and enforcement of the judgment in mainland China. Similarly, a party with a final judgment rendered by a mainland China court requiring payment of money in a civil and commercial case pursuant to a choice of court agreement in writing may apply for recognition and enforcement of the judgment in Hong Kong. A choice of court agreement in writing is defined as any agreement in writing entered into between parties after the effective date of the 2006 Arrangement in which a Hong Kong court or a mainland China court is expressly designated as the court having sole jurisdiction for the dispute. Therefore, it is not possible to enforce a judgment rendered by a Hong Kong court in mainland China if the parties in dispute have not agreed to enter into a choice of court agreement in writing. The 2006 Arrangement became effective on August 1, 2008.

Subsequently on January 18, 2019, Hong Kong and mainland China entered into the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters between the Courts of the Mainland and of the Hong Kong Special Administrative Region, or the Arrangement, pursuant to which, among other things, the scope of application was widened to cover both monetary and non-monetary judgments in most civil and commercial matters, including effective judgments on civil compensation in criminal cases. In addition, the requirement of a choice of court agreement in writing has been removed. It is no longer necessary for parties to agree to enter into a choice of court agreement in writing, as long as it can be shown that there is a connection between the dispute and the requesting place, such as place of the defendant’s residence, place of the defendant’s business or place of performance of the contract or tort. The 2019 Arrangement shall apply to judgments in civil and commercial matters made on or after its effective date by the courts of both sides. The 2006 Arrangement shall be terminated on the same day when the 2019 Arrangement comes into effect. If a “written choice of court agreement” has been signed by parties according to the 2006 Arrangement prior to the effective date of the 2019 Arrangement, the 2006 Arrangement shall still apply. Although the 2019 Arrangement has been signed, its effective date has yet to be announced. Therefore, there are still uncertainties about the outcomes and effectiveness of enforcement or recognition of judgments under the 2019 Arrangement.

Furthermore, shareholder claims that are common in the U.S., including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the U.S. have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. See also “Risk Factors — You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law” for risks associated with investing in us as a Cayman Islands company.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, as amended, the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands. The rights of shareholders to take actions against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Appeals from the Cayman Islands Courts to the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on courts in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority.The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the U.S. In particular, the Cayman Islands has a less developed body of securities laws than the U.S. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the U.S.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (other than copies of our amended and restated memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance requirements; these practices may afford less protection to shareholders than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulties in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the U.S.

The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of the Class A Ordinary Shares is likely to be volatile. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. The market price for the Class A Ordinary Shares may be influenced by those factors discussed elsewhere in this “Risk Factors” section and many others, including:

●	regulatory developments in the U.S., the PRC and foreign countries;

●	innovations or new products or solutions developed by us, or our competitors;

●	announcements by us or our competitors of significant acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments;

●	achievement of expected revenues and profitability;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	trading volume of the Class A Ordinary Shares, and sales of the securities by insiders and shareholders;

●	an inability to obtain additional funding;

●	change in strategy or industry trend;

●	announcements of new investments, acquisitions/dispositions, strategic partnership or joint venture by us or our competitors;

●	general economic, industry and market conditions other events or factors, many of which are beyond our control;

●	additions or departures of key personnel;

●	the potential impact of global pandemics and actions taken to slow their spread; and

●	intellectual property, product liability or other litigation against us.

For example, if our board of directors decides to conduct a material acquisition or disposition, this could result in the distraction of our management and disruption of ongoing business, any of which could adversely affect our business and financial results, and the trading price of the Class A Ordinary Shares. In addition, in the past, shareholders of public companies have initiated class action lawsuits against those companies following periods of volatility in the market prices of these companies’ shares. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

Sales or the anticipation of sales of our Class A Ordinary Shares by the Selling Shareholders could affect the market price of our Class A Ordinary Shares.

The Selling Shareholders may sell or otherwise engage in transactions with respect to their Class A Ordinary Shares as described in “Plan of Distribution.” The sale or the anticipation of the sale by the Selling Shareholders of Class A Ordinary Shares may have a negative impact on the market for and market price of our Class A Ordinary Shares.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Class A Ordinary Shares offered by this prospectus. The Selling Shareholders will receive all of the proceeds. We will pay all costs, fees and expenses incurred in connection with the registration of the Class A Ordinary Shares covered by this prospectus. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the Class A Ordinary Shares covered hereby.

DESCRIPTION OF SECURITIES

Information relating to our Ordinary Shares and certain provisions of our amended and restated memorandum and articles of association is incorporated by reference from our Annual Report, under the caption “Item 10. Additional Information – 10.B. Amended and Restated Memorandum and Articles of Association.” Such information does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated memorandum and articles of association and applicable provisions of the laws of the Cayman Islands. You should read our amended and restated memorandum and articles of association, which are filed as Exhibit 99.1 to our Current Report on Form 6-K filed on February 29, 2024, for the provisions that are important to you.

Our authorized share capital is US$500,000 divided into 450,000,000 Class A Ordinary Shares of par value US$0.001 each and 50,000,000 Class B Ordinary Shares of par value US$0.001 each. As of December 16, 2024, there were 24,665,124 Class A Ordinary Shares and 549,772 Class B Ordinary Shares outstanding. For a description of our Class A Ordinary Shares and Class B Ordinary Shares, including the rights and obligations thereto, please refer to our Annual Report, which is incorporated by reference herein.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our amended and restated memorandum and articles of association, which have been filed with and are publicly available from the SEC.

SELLING SHAREHOLDERS

We are registering an aggregate of 19,600,000 Class A Ordinary Shares, consisting of (i) 10,000,000 Class A Ordinary Shares and (ii) 9,600,000 Class A Ordinary Shares issued upon cashless exercise of the Warrants, pursuant to the terms and conditions of the Securities Purchase Agreements and the Warrants. The Class A Ordinary Shares and Warrants were issued to the Selling Shareholders pursuant to an exemption from registration under the Securities Act in reliance upon Regulation S promulgated thereunder.

The Class A Ordinary Shares beneficially owned by the Selling Shareholders are being registered to permit public secondary trading of these securities, and the Selling Shareholders may offer these shares for resale from time to time as described in the “Plan of Distribution.”

The following table sets forth the names of the Selling Shareholders, the number of Class A Ordinary Shares owned beneficially by the Selling Shareholders as of December 12, 2024 (after giving effect to the cashless exercise of the Warrants by the Selling Shareholders on December 12, 2024), and the number of shares that may be offered for resale by the Selling Shareholders from time to time. These shares may also be sold by donees, pledgees, and other transferees or successors in the interest of the Selling Shareholders.

The Selling Shareholders may decide to sell all, some, or none of the Class A Ordinary Shares listed below. We currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale of any of the securities covered by this prospectus. We cannot provide you with any estimate of the number of Class A Ordinary Shares that the Selling Shareholders will hold in the future.

For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and includes voting power and investment power with respect to such shares. In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of Class A Ordinary Shares outstanding for that individual or group includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

The applicable percentages of ownership are based on 24,665,124 Class A Ordinary Shares outstanding as of December 16, 2024. As of December 16, 2024, there is an aggregate of 25,214,896 Ordinary Shares outstanding, consisting of 24,665,124 Class A Ordinary Shares and 549,772 Class B Ordinary Shares. In respect of matters requiring a shareholder vote, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to 15 votes. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Offered for Resale	Shares Beneficially Owned After Resale(2)(3)
Selling Shareholder	Number of Class A Ordinary Shares	Percentage	Number of Class A Ordinary Shares	Number of Class A Ordinary Shares	Percentage
BrightnessBound Holding Limited	980,000	3.97%	980,000	-	-
EagleEye Solutions Limited	980,000	3.97%	980,000	-	-
EchoWood Holding Limited	980,000	3.97%	980,000	-	-
EclipseHub Holding Limited	980,000	3.97%	980,000	-	-
HazyHaven Holding Limited	980,000	3.97%	980,000	-	-
LazyLuxury Holding Limited	980,000	3.97%	980,000	-	-
LionHeart International Holding Limited	980,000	3.97%	980,000	-	-
MeadowBliss Holding Limited	980,000	3.97%	980,000	-	-
NexusPinnacle Holding Limited	980,000	3.97%	980,000	-	-
PhoenixRise Holding Limited	980,000	3.97%	980,000	-	-
StreamSide Holding Limited	980,000	3.97%	980,000	-	-
TriumphTide Holding Limited	980,000	3.97%	980,000	-	-
WhimsyWorks Holding Limited	980,000	3.97%	980,000	-	-
ZenFlow Holding Limited	980,000	3.97%	980,000	-	-
CloudChaser International Holding Limited	1,470,000	5.96%	1,470,000	-	-
DreamWeavers Holding Limited	1,470,000	5.96%	1,470,000	-	-
Green Trees Holding Limited	1,470,000	5.96%	1,470,000	-	-
RoadVentures Holding Limited	1,470,000	5.96%	1,470,000	-	-
Total	19,600,000	-	19,600,000	-	-

*	Less than one percent.

(1)	Beneficial ownership of the Selling Shareholders prior to this offering gives effect to the cashless exercise of the Warrants by the Selling Shareholders on December 12, 2024.

(2)	Because (a) each of the Selling Shareholders may offer all or some of the Class A Ordinary Shares that such shareholder holds in the offering contemplated by this prospectus, (b) the offering of Class A Ordinary Shares is not being underwritten on a firm commitment basis, and (c) the Selling Shareholders could purchase additional Class A Ordinary Shares from time to time, no estimate can be given as to the number of shares or percent of our Class A Ordinary Shares that will be held by the Selling Shareholders upon termination of the offering.

(3)	Assumes the sale of all of the Class A Ordinary Shares (being offered pursuant to this prospectus) to third parties, if any.

PLAN OF DISTRIBUTION

The Class A Ordinary Shares covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The term “Selling Shareholders” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from each of the Selling Shareholders as a pledge, gift, partnership distribution or other non-sale related transfer. The number of shares beneficially owned by Selling Shareholders will decrease as and when they effect any such transfers. The plan of distribution for the Selling Shareholders’ shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be Selling Shareholders hereunder. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Once sold under this registration statement, of which this prospectus forms a part, the Class A Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

We will not receive any of the proceeds from the sale by the Selling Shareholders of the Class A Ordinary Shares. We will bear all fees and expenses incident to our obligation to register the Class A Ordinary Shares.

The Selling Shareholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The Selling Shareholders may also make sales in negotiated transactions. The Selling Shareholders may offer their shares from time to time pursuant to one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	public or privately negotiated transactions;

●	on Nasdaq (or through the facilities of any national securities exchange or U.S. inter- dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);

●	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In connection with distributions of the shares or otherwise, the Selling Shareholders may:

●	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

●	sell the shares short after the effective date of the registration statement of which this prospectus forms a part and redeliver the shares to close out such short positions;

●	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

●	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

In addition to the foregoing methods, the Selling Shareholders may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods as described above or any other lawful methods. The Selling Shareholders may also transfer, donate or assign their shares to lenders, family members and others and each of such persons will be deemed to be a Selling Shareholder for purposes of this prospectus. A Selling Shareholder or their successors in interest may from time to time pledge or grant a security interest in some or all of the Class A Ordinary Shares, and if the Selling Shareholder default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares from time to time under this prospectus; provided, however in the event of a pledge or then default on a secured obligation by the Selling Shareholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of Selling Shareholders to include the pledgee, secured party or other successors in interest of the Selling Shareholder under this prospectus.

The Selling Shareholders may also sell their shares pursuant to Rule 144 under the Securities Act, provided the Selling Shareholders meet the criteria and conform to the requirements of such rule.

The Selling Shareholders may effect such transactions directly or indirectly through underwriters, broker-dealers or agents acting on their behalf. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions). If the Class A Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. Neither we, nor the Selling Shareholders, can presently estimate the amount of that compensation. If a Selling Shareholder notifies us that a material arrangement has been entered into with a broker- dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required by Rule 424 under the Securities Act, setting forth: (i) the name of each of the Selling Shareholders and the participating broker-dealers; (ii) the number of shares involved; (iii) the price at which the shares were sold; (iv) the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable; (v) a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and any other fact material to the transaction.

The Selling Shareholders and any other person participating in a distribution of the shares covered by this prospectus will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the Selling Shareholders and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to the particular shares being distributed for certain periods prior to the commencement of, or during, that distribution. All of the above may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares. We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply.

In offering the shares covered by this prospectus, the Selling Shareholders, and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the Selling Shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. We are not aware that any Selling Shareholder has entered into any arrangements with any underwriters or broker-dealers regarding the sale of its Class A Ordinary Shares.

LEGAL MATTERS

We are being represented by Ellenoff Grossman & Schole LLP, New York, New York, with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the Class A Ordinary Shares and certain other matters of Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices. Ellenoff Grossman & Schole LLP may rely upon Ogier (Cayman) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements in this prospectus as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022, incorporated by reference from the Annual Report, have been audited by Prager Metis CPAs, LLC, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Prager Metis CPAs, LLC is located at 401 Hackensack Avenue, 4th Floor, Hackensack, New Jersey 07601.

The consolidated financial statements in this prospectus for the year ended December 31, 2021, incorporated by reference from the Annual Report, have been audited by Marcum Asia CPAs LLP (formerly known as “Marcum Bernstein & Pinchuk LLP”), an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 30, 2024;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on October 2, 2024, November 1, 2024, November 6, 2024, November 20, 2024 and December 13, 2024; and

(3)	the description of our Class A Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-39229) filed with the Commission on February 13, 2020, including any amendment and report subsequently filed for the purpose of updating that description; and

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Nanxi Creative Center, Suite 216, 841 Yan’an Middle Road, Jing’An District, Shanghai, China 200040, Attention: Weiguang Yang, +86 21-32205987.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http://izcmd.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 and in our reports on Form 6-K incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2023.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our management consists of five executive officers who are all located in China and three independent directors, among which two (Mr. John C. General and Mr. Kevin Dean Vassily) are located in the United States and one (Ms. Dan Li) is located in China, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

In the opinion of our Cayman Islands legal counsel, Ogier (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier (Cayman) LLP has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal, punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

In the opinion of Han Kun Law Offices, our PRC legal counsel, the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Companies Act (Revised) of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors against all actions, proceedings, costs, damages, expenses, claims, losses, or liabilities (“Indemnified Losses”) which they or any of them may sustain or incur by reason of any act done or omitted in or about the execution of the duties of their respective offices or trusts or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in their favor or in which he is acquitted except to the extent that any of the foregoing arise through his dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company’s offer letter with each director provides that the Company shall, to the maximum extent provided under applicable law, indemnify and hold harmless such director from and against any expenses, including reasonable attorney’s fees, judgments, fines, settlements and other legally permissible amounts (“Losses”), incurred in connection with any proceeding arising out of, or related to, such director’s performance of his or her duties, other than any such Losses incurred as a result of his or her negligence or willful misconduct. The Company shall advance to such director any expenses, including reasonable attorneys’ fees and costs of settlement, incurred in defending any such proceeding to the maximum extent permitted by applicable law. Such costs and expenses incurred by such director in defense of any such proceeding shall be paid by the Company in advance of the final disposition of such proceeding promptly upon receipt by the Company of (a) written request for payment; (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (c) an undertaking adequate under applicable law made by or on such director’s behalf to repay the amounts so advanced if it shall ultimately be determined pursuant to any non-appealable judgment or settlement that you are not entitled to be indemnified by the Company.

Item 9. Exhibits

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 filed with the Current Report on 6-K filed with the Securities and Exchange Commission on February 29, 2024).
4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 6-K filed with the Securities and Exchange Commission on November 20, 2024).
4.2	Description of Securities (incorporated herein by reference to Exhibit 2.3 to the Company’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 30, 2024).
10.1	Form of Securities Purchase Agreement by and between the Company and the Purchasers listed on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the Securities and Exchange Commission on November 20, 2024).
5.1	Opinion of Ogier (Cayman) LLP.
23.1	Consent of Prager Metis CPAs, LLC.
23.2	Consent of Marcum Asia CPAs LLP
23.3	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1).
24.1	Consent of Han Kun Law Offices (included in Exhibit 99.1).
25.1	Power of Attorney (included on signature page of this registration statement).
99.1	Opinion of Han Kun Law Offices.
107	Filing Fee Table.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on December 18, 2024.

ZHONGCHAO INC.

By:	/s/ Weiguang Yang
Name:	Weiguang Yang
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Weiguang Yang and Pei Xu, and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Weiguang Yang	Chief Executive Officer and	December 18, 2024
Weiguang Yang	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Pei Xu	Chief Financial Officer and Director	December 18, 2024
Pei Xu	(Principal Accounting and Financial Officer)

/s/ John C. General	Independent Director	December 18, 2024
John C. General

/s/ Kevin Dean Vassily	Independent Director	December 18, 2024
Kevin Dean Vassily

/s/ Dan Li	Independent Director	December 18, 2024
Dan Li

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this Registration Statement or amendment thereto in Newark, DE on December 18, 2024.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director Puglisi & Associates